Exhibit 21.1
MPLX LP
LIST OF SUBSIDIARIES
as of December 31, 2023

Name of Subsidiary	Jurisdiction of Organization/Incorporation
Andeavor Field Services LLC	Delaware
Andeavor Gathering I LLC	Delaware
Andeavor Logistics CD LLC	Delaware
Andeavor Logistics LLC	Delaware
Andeavor Midstream Partners GP LLC	Delaware
Andeavor Midstream Partners LP	Delaware
Andeavor Midstream Partners Operating LLC	Delaware
Asphalt Terminals LLC	Delaware
Blanchard Terminal Company LLC	Delaware
Canton Refining Logistics LLC	Delaware
Catlettsburg Refining Logistics LLC	Delaware
Detroit Refining Logistics LLC	Delaware
Galveston Bay Refining Logistics LLC	Delaware
Garyville Refining Logistics LLC	Delaware
Green River Processing, LLC	Delaware
Hardin Street Marine LLC	Delaware
Hardin Street Transportation LLC	Delaware
Marathon Pipe Line LLC (d/b/a Marathon Pipe Line (Delaware) LLC)	Delaware
MarkWest Agua Blanca Pipeline, L.L.C.	Delaware
MarkWest Bluestone Ethane Pipeline, L.L.C.	Delaware
MarkWest Energy East Texas Gas Company, L.L.C.	Delaware
MarkWest Energy Finance Corporation	Delaware
MarkWest Energy Operating Company, L.L.C.	Delaware
MarkWest Energy Partners, L.P.	Delaware
MarkWest Energy West Texas Gas Company, L.L.C.	Delaware
MarkWest Hydrocarbon, L.L.C.	Delaware
MarkWest Liberty Bluestone, L.L.C.	Delaware
MarkWest Liberty Ethane Pipeline, L.L.C.	Delaware
MarkWest Liberty Gas Gathering, L.L.C.	Delaware
MarkWest Liberty Midstream & Resources, L.L.C.	Delaware
MarkWest Liberty NGL Pipeline, L.L.C.	Delaware
MarkWest Mariner Pipeline, L.L.C.	Delaware
MarkWest Ohio Fractionation Company, L.L.C.	Delaware
MarkWest Oklahoma Gas Company, L.L.C.	Oklahoma
MarkWest Panola Utility Company, L.L.C.	Delaware
MarkWest Pioneer, L.L.C.	Delaware
MarkWest Pipeline Company, L.L.C.	Texas
MarkWest Ranger Pipeline Company, L.L.C.	Delaware

MarkWest Texas PNG Utility, L.L.C.	Texas
MarkWest Tornado GP, L.L.C.	Delaware
MarkWest Utica Operating Company, L.L.C.	Delaware
MPL Louisiana Holdings LLC	Delaware
MPLX Delaware Basin LLC	Delaware
MPLX Fuels Distribution LLC	Delaware
MPLX Operations LLC	Delaware
MPLX Ozark Pipe Line LLC	Delaware
MPLX Terminal and Storage LLC	Delaware
MPLX Terminals LLC	Delaware
MPLXIF LLC	Delaware
Mt. Airy Terminal LLC	Delaware
MWE GP LLC	Delaware
Ohio River Pipe Line LLC	Delaware
Rendezvous Pipeline Company, LLC	Colorado
Robinson Refining Logistics LLC	Delaware
Tesoro Alaska Pipeline Company LLC	Delaware
Tesoro Alaska Terminals LLC	Delaware
Tesoro Great Plains Gathering & Marketing LLC (d/b/a Patterson Rail Terminal)	Delaware
Tesoro Great Plains Midstream LLC	Delaware
Tesoro High Plains Pipeline Company LLC	Delaware
Tesoro Logistics Finance Corp.	Delaware
Tesoro Logistics Northwest Pipeline LLC	Delaware
Tesoro Logistics Operations LLC	Delaware
Tesoro Logistics Pipelines LLC	Delaware
Tesoro SoCal Pipeline Company LLC	Delaware
West Relay Gathering Company, L.L.C.	Delaware
Western Refining Conan Gathering, LLC	Delaware
Western Refining Delaware Basin Storage, LLC	Delaware
Western Refining Logistics GP, LLC	Delaware
Western Refining Logistics, LP	Delaware
Western Refining Pipeline, LLC	New Mexico
Western Refining Terminals, LLC	Delaware
WNRL Energy GP, LLC	Delaware
WNRL Energy, LLC	Delaware
Woodhaven Cavern LLC	Delaware